EXHIBIT 99.1

STATE OF SOUTH CAROLINA
PURCHASE AND SALE AGREEMENT
COUNTY OF LANCASTER

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the latest date of execution by Buyer and Seller set forth on the signature page hereto (the “Effective Date”), by and between LGI Land SC, LLC, a South Carolina limited liability company (“Seller”), with an address of 3440 Riley Fuzzel Road, Suite 150, Spring, Texas 77386 and RIVERCHASE ESTATES PARTNERS, LLC, a South Carolina limited liability company (“Buyer”), with an address of 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380.

Statement of Purpose

Seller desires to sell and convey to Buyer, and Buyer desires to purchase from Seller, all of Seller’s right, title and interest in and to the Property (defined below) pursuant to the terms of this Agreement.

NOW THEREFORE, for and in consideration of the mutual agreements and undertakings herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title and interest in and to the Property pursuant to the terms of this Agreement.

1. Recitals Incorporated Herein. The above recitals are hereby incorporated in and made a part of this Agreement as fully as if set forth verbatim herein.

2. Description of Property. The property which is subject to this Agreement consists of the following (collectively, the “Property”):

(a)    property originally containing approximately 1,978.42 acres in Lancaster County, South Carolina, and shown on that certain Boundary Survey of 1,978.42, more or less as shown on plat recorded under Plat #3483 in the Register of Deeds Office for Lancaster County, South Carolina Jackie G. Duncan (SCPLS No. 15196), less and except any conveyances therefrom by Seller;

(b)    property containing approximately 2.732 acres, more or less and shown on Plat recorded on July 19, 2007 in Plat Book 2007, Page 869 in the Office of the Register of Deeds for Lancaster County, South Carolina, less and except any conveyances therefrom by Seller; and

The Property includes all improvements located thereon, if any, all timber, mineral, surface and subsurface rights and appurtenances thereto, and all easements, rights-of-way, and rights of ingress and egress to and from the Property.

3. Earnest Money Deposit; Purchase Price and Condition Precedent. Within three (3) business days after the Effective Date of this Agreement, Buyer shall deliver the $100,000.00 (“Earnest Money Deposit”) to Spencer & Spencer, P.A. (“Escrow Agent”) for the benefit of Buyer and to be applicable to the Purchase Price. Escrow Agent shall hold and disburse the Earnest Money Deposit in accordance with the terms of this Agreement. The Earnest Money Deposit will be fully refundable, including any interest earned thereon, to Buyer at any time on or before Closing if (i) Buyer terminates this Agreement prior to expiration of the Inspections Period for reasons related to objections to the status of title (defined below); or (ii) Seller defaults under this Agreement.

The purchase price to be paid by Buyer to Seller for the Property is $13,650,000.00 (the “Purchase Price. The Purchase Price will be payable by wire transfer or other immediately available funds at Closing (as defined in Section 5), less any release fees for any mortgages, liens or other matters encumbering the Property.

Seller’s obligations hereunder are conditioned upon the first mortgage holder, [bank] or its successor in interest and the second mortgage holder, [company] or its successor in interest, agreeing to a short sale of the Property. Seller shall use good faith efforts to reach an agreement with [bank] or its successor in interest and [company] or its successor in interest.

4. Closing Costs. Buyer shall pay the expense of preparing and recording the Deed, title insurance costs, the fees and costs of Spencer & Spencer, P.A. and the costs of any survey Buyer has prepared. Seller shall pay any fees or costs to release the Property from any mortgages, liens or encumbrances, costs that are customarily paid by Seller and the costs of any documentary or transfer tax stamps. Ad valorem taxes for the year in which the Closing occurs shall be pro-rated through Closing. Seller and Buyer represent and warrant to each other that they have not dealt with any broker in connection with this transaction. Seller shall be responsible for payment of any outstanding costs and expenses related to the Property as of Closing, including but not limited to the Phase 1 Improvements and any other water, sewer, road, utility and other costs and expenses related to the Property.

5. Closing and Closing Date. The closing of the sale and purchase of the Property (the “Closing”) shall take place at the offices of Spencer & Spencer, P.A. in Rock Hill, South Carolina on or before July 11, 2014 (the “Closing Date”), on a date and time chosen by Buyer and reasonably acceptable to Seller. Exclusive possession of the Property shall be delivered to Buyer at Closing.

6. Closing Documents. At Closing, Seller shall deliver to Buyer a limited warranty deed (the “Deed”) in form and content satisfactory to Buyer’s attorney, conveying to Buyer a good, indefeasible fee simple and insurable title to the Property with reference to a plat or legal description satisfactory to Buyer. Seller shall convey the Property to Buyer free and clear of all liens and encumbrances, but subject to rights-of-way, easements, leases, and restrictions, if any, of record. Seller shall sign and deliver or cause to be delivered to Buyer a Certificate of Tax Compliance and any other document(s) customarily signed by sellers of real property in South Carolina, including, without limitation, title insurance and/or tax affidavits. Seller shall execute a bill of sale assigning all Master Entitlements (defined below) and other personal property located on the Property to the Buyer, and Seller shall also obtain the consent of any third parties as may be necessary to assign the Master Entitlements to Buyer. Seller and Thomas E. Lipar shall execute the Indemnification Agreement (defined below) in favor of Buyer. Seller shall also execute, in recordable form, an assignment of developer/declarant rights for any restrictive covenants applicable to any portion of the Property.

7. Inspections; Development Documents; Plans and Permits.

(a)    From the Effective Date until the date that is 60 days therefrom (“Inspections Period), Buyer and its agents shall have the right to examine title to the Property and enter the Property to conduct investigations and tests, including, without limitation, a survey of the Property (collectively, “Investigations”). Buyer shall have the right at any time prior to the expiration of the Inspections Period, in its sole discretion, to terminate this Agreement by delivering written notice to Seller. If Buyer terminates this Agreement, neither Buyer nor Seller will have any further rights or obligations under this Agreement. Buyer shall have the continuing right to perform Investigations up until Closing.

(b)    Within three (3) business days after the Effective Date of this Agreement, Seller shall deliver or otherwise make available to Buyer all applications, railroad crossing rights, website domain names, collateral materials, the name rights to Riverchase Estates, development agreements, permits, authorizations, consents, orders, certificates, licenses, general, specific and other plans, zoning, preliminary and final plat maps, environmental approvals and mitigation, environmental impact report certifications, engineering and design, grading and improvement plans, approvals, registrations, qualifications and other entitlements granted, issued or otherwise enacted by any authorities pertaining or relating to the Property and all statutory and other rights, credits and entitlements benefiting the Property (collectively, the “Master Entitlements”).

(c)    Within three (3) business days after the Effective Date of this Agreement, Seller shall deliver or otherwise make available to Buyer all documents and materials in Seller’s possession or control concerning the Property, including, without limitation: all engineering reports, soil reports, biology reports, environmental reports and market studies for the Property in Seller’s possession or reasonably available to Seller; the results of any inspection studies for the Property, including any Phase I or Phase II environmental site assessment and any soils studies; all zoning entitlements and proffers for the Property; all plats, surveys, title abstracts or title insurance policies or commitments; and all other matters deemed necessary or appropriate by Buyer related to the Property (collectively, the “Existing Property Information”).

(d)    Seller shall promptly deliver to Buyer complete copies of all correspondence, notices, additional information, or other communications affecting or modifying any of the Master Entitlements or Existing Property Information received or obtained by Seller. Seller represents and warrants to Buyer that Seller has the right to deliver copies of the Existing Property Information and Master Entitlements to Buyer without thereby violating any agreement concerning the use or publication of such Existing Property Information or Master Entitlements.

(e)    Within thirty (30) days after Buyer’s termination of this Agreement pursuant to this Section 7, or if this Agreement is terminated for any other reason except default by Seller, Buyer shall return all of the Existing Property Information and Master Entitlements provided to Buyer by Seller.

8. Indemnification Agreement. There is a pending lawsuit against Seller and other defendants related to the Property filed by several lot purchasers from the original property in the Lancaster County Court of Common Pleas bearing case number 13-CP-29-649 (“Lawsuit”). At Closing, Seller and Thomas E. Lipar will execute an indemnity agreement in favor of Buyer whereby Seller and Thomas E. Lipar agree to indemnify and hold harmless the Buyer from the Lawsuit and any and all other claims, demands, judgments, expenses, costs, liabilities, liens, suits, sums of money, causes of actions, controversies, set-offs, counterclaims, third-party actions, proceedings or any liabilities whatsoever, without exception related to the Seller or the Property (“Indemnification Agreement”).

9. Default; Remedies.

(a) If Seller defaults under this Agreement and does not cure such default within 15 days after Buyer’s delivery of written notice to Seller, Buyer shall have the right to (i) cancel this Agreement and receive a refund of the Earnest Money Deposit, or (ii) seek the specific performance of this Agreement.

(b) If Buyer defaults under this Agreement and does not cure such default within 15 days after Seller’s delivery of written notice to Buyer, Seller shall have the right to cancel this Agreement and retain the Earnest Money Deposit. Buyer and Seller hereby agree that the Earnest Money Deposit shall be liquidated damages for Buyer’s failure to perform its obligations under this Agreement, due to the difficulty, inconvenience and uncertainty of ascertaining actual damages, and no other damages, rights or remedies shall in any case be collectible, enforceable or available to Seller. Seller agrees that termination of this Agreement and payment of the Earnest Money Deposit to Seller shall constitute Seller’s sole and exclusive damages and relief hereunder. Seller hereby waives any other rights or remedies it may have at law or in equity including, without limitation, the right to seek specific performance against Buyer or the right to sue Buyer for damages.

(c) The prevailing party in any suit or other proceeding to enforce or interpret any part of this Agreement shall be entitled to recover its costs incurred, including without limitation reasonable attorneys’ fees.

10. Seller’s Representations and Warranties. Seller hereby makes the following representations and warranties to Buyer, each of which shall be deemed material:

(a) Seller owns an undivided 100% marketable and insurable fee simple title to the Property.

(b) Seller has entered into no agreement, oral or written, not referred to herein or located in the real estate records in the office of the Lancaster County Register of Deeds regarding the Property.

(c) Except for the Lawsuit, neither Seller nor the Property is subject to any claim, demand, suit, unfiled lien, proceeding or litigation of any kind, pending or outstanding, or, threatened or likely to be made or instituted which would in any way be binding upon Buyer or its successors or assigns or affect to limit Buyer or its successors or assigns full use and enjoyment of the Property for Buyer’s intended use or which would limit or restrict Seller’s right or ability to enter into this Agreement and consummate the sale and purchase described herein.

(d) Seller has sold platted lots in Phase I of the Property. There are no pending agreements to sell other individual lots. Seller has not entered, and shall not enter while this Agreement is in full force and effect, into any other option or sales contract for the Property or any portion thereof and will not market the Property or any portion thereof. While this Agreement is in effect, Seller shall not execute any deeds, restrictive covenants, right of way agreements, contracts, leases or any other agreement or apply for or consent to any zoning change affecting the Property or take any other action that is not necessary for the purposes contemplated herein or that would adversely affect the Property, Buyer’s rights under this Agreement or Buyer’s intended use of the Property without Buyer’s prior written approval, which will not be unreasonably withheld.

(e) There are no taxes, charges, debts, liabilities, claims, obligations or assessments of any nature or description arising out of the conduct of Seller’s business or the operation of the Property, which would constitute or which could give rise to a lien against the Property, that will be unpaid or not bonded at the date of the Closing, except for the lien of the current year’s ad valorem property taxes.

(f) Except for the Lawsuit, Seller has no knowledge of and has not received, with respect to the Property, any notice from any governmental agency, adjacent landowners or any other party of (i) any violation of zoning ordinances, subdivision ordinances, watershed regulations, or other governmental laws, regulations or orders, including, without limitation, any applicable laws, ordinances, statutes, codes, rules, regulations, orders and decrees relating to the handling, storage, existence of or otherwise regulating any hazardous or toxic waste, hazardous or toxic substances, nuclear waste, radioactive materials, pollutants, chemicals, contaminants, industrial substances, or similar materials (“Environmental Laws”); (ii) pending or threatened condemnation proceedings; or (iii) any proceedings that could or would cause the change, redefinition or other modification of the zoning classification, or of other legal requirements applicable to the Property or any part thereof. In the event Seller obtains knowledge of any of the above after the Effective Date, Seller shall immediately notify Buyer and upon such notification, Buyer, in its sole discretion shall have the option of terminating this Agreement.

(g) Seller has duly and validly authorized and executed this Agreement and the person executing this Agreement on behalf of the Seller is authorized to execute the Agreement and no further signatures are required in order to bind the Seller. None of the terms of this Agreement will result in any breach or constitute default under any agreement or other instrument to which Seller is a party or by which Seller or the Property might be bound.

(h) No person, firm, corporation or other entity has any right or option to acquire or possess the Property, or any part thereof, except for Buyer pursuant to this Agreement.

(i) Seller agrees not to commit or permit waste upon the Property, or to remove or permit the removal of anything from the Property, including, but not limited to, trees, without Buyer’s written approval, which will not be unreasonably withheld.

(j) Seller shall cooperate with Buyer in obtaining any required approvals from local governing authorities as may be requested by Buyer.

If Seller becomes aware that any representation or warranty set forth above is or may be false or misleading at any time prior to Closing, Seller will immediately notify Buyer in writing. Buyer shall then have the right to terminate this Agreement by delivering written notice to Seller within 30 days of delivery of notice from Seller at any time on or before Closing.

11. Notices. All notices or other communications hereunder shall be deemed given when mailed by certified or registered mail, postage prepaid, or by overnight delivery, or delivered by hand delivery, and addressed to the parties at their respective addresses set forth on the first page of this Agreement.

12. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the transaction contemplated herein, and all prior negotiations, promises, inducements and agreements are merged herein. This Agreement may not be changed orally, but only by an agreement in writing signed by both Buyer and Seller.

13. Binding Effect; Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, successors and assigns. Buyer may assign Buyer’s right, title and interest in and to this Agreement at any time to any party without the consent of Seller.

14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of South Carolina.

15. Tax-Deferred Exchange. If either Buyer or Seller desires to effect a tax-deferred exchange under Section 1031 of the Internal Revenue Code in connection with the conveyance of the Property, Buyer and Seller agree to cooperate in effecting such exchange; provided, however, the exchanging party shall be responsible for all additional costs associated with the exchange. Furthermore, the non-exchanging party shall not assume any additional liability with respect to any tax-deferred exchange. Seller and Buyer shall execute any additional documents (at no cost to the non-exchanging party) as reasonably required to give effect to this provision, provided the documents are satisfactory to each party. Any tax-deferred exchange will not delay the Closing or cause a release of Buyer’s or Seller’s liabilities under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the Effective Date.

BUYER:

RIVERCHASE ESTATES PARTNERS, LLC

By: LGI HOMES GROUP, LLC, a Texas limited liability company, its Sole Member

By:    /s/ Eric T. Lipar
Eric T. Lipar
Manager

Date: May 7, 2014

SELLER:

LGI LAND SC, LLC

By: LGI GP, LLC, a Texas limited liability company, its Manager

By: LGI Holdings, LLC, a Nevada limited liability company, its Sole Member

By:    /s/ Thomas E. Lipar
Thomas E. Lipar
Sole Member and Manager

Date: May 7, 2014